EXHIBIT 25.1

EXHIBIT 7.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

420 Montgomery Street San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN 55479

(agent for services)

Angiotech Pharmaceuticals, Inc.

(Exact name of obligor as specified in its charter)

Province of British Columbia	98-0226269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1618 Station Street Vancouver, B.C.	V6A 1B6
(Address of principal executive offices)	(Zip code)

7.75% SENIOR SUBORDINATED NOTES DUE 2014

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C. 20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on this 12th day of September, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

Exhibit 6

September 12, 2006

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Assistant Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,979
Interest-bearing balances		1,191
Securities:
Held-to-maturity securities		0
Available-for-sale securities		66,952
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,086
Securities purchased under agreements to resell		1,172
Loans and lease financing receivables:
Loans and leases held for sale		37,950
Loans and leases, net of unearned income	238,918
LESS: Allowance for loan and lease losses	2,248
Loans and leases, net of unearned income and allowance		236,670
Trading Assets		5,267
Premises and fixed assets (including capitalized leases)		3,910
Other real estate owned		443
Investments in unconsolidated subsidiaries and associated companies		346
Intangible assets
Goodwill		8,800
Other intangible assets		16,333
Other assets		19,760

Total assets		$415,859

LIABILITIES
Deposits:
In domestic offices		$298,672
Noninterest-bearing	80,549
Interest-bearing	218,123
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,514
Noninterest-bearing	4
Interest-bearing	30,510
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,648
Securities sold under agreements to repurchase		6,066

Dollar Amounts In Millions
Trading liabilities	4,376
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,184
Subordinated notes and debentures	9,596
Other liabilities	21,394

Total liabilities	$378,450

Minority interest in consolidated subsidiaries	56

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,711
Retained earnings	12,231
Accumulated other comprehensive income	-109
Other equity capital components	0

Total equity capital	37,353

Total liabilities, minority interest, and equity capital	$415,859

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Avid Modjtabai